UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/29/2006

Kreisler Manufacturing Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4036

Delaware	22-1047792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

180 Van Riper Avenue, Elmwood Park, NJ 07407
(Address of principal executive offices, including zip code)

201-791-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 29, 2006, Kreisler Manufacturing Corporation (the "Company") received a Nasdaq Staff Deficiency Letter ("Nasdaq Letter") indicating that, due to the notification by independent director Michael Goldberg that he would not stand for reelection at the Annual Meeting of Stockholders, the Company no longer complied with Nasdaq's independent director and audit committee requirements for continued listing as set forth in Marketplace Rule 4350. The Nasdaq Letter further stated that consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), the Company was provided a cure period until April 20, 2007, in order to regain compliance. In the event that the Company does not regain compliance by April 20, 2007, Nasdaq rules require Nasdaq Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

The Company is in the process of actively seeking qualified candidates that meet the applicable independence requirements to serve on its board of directors.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

A copy of the Company's press release concerning the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreisler Manufacturing Corporation

Date: January 03, 2007	By:	/s/ Edward A. Stern
Edward A. Stern
Co-President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated January 3, 2007